Exhibit 99.1

DESTINATION MATERNITY CORPORATION

CONTACT:	Judd P. Tirnauer Executive Vice President & Chief Financial Officer (215) 873-2278

For Immediate Release

DESTINATION MATERNITY ANNOUNCES

NEW CREDIT FACILITY WITH WELLS FARGO

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Company Also Announces Repayment of Remainder of Term Loan

Philadelphia, PA, November 1, 2012 — Destination Maternity Corporation (Nasdaq: DEST), the world’s leading maternity apparel retailer, today announced that it has entered into a new $61 million revolving credit facility with Wells Fargo Bank, N.A. The new credit facility replaces the Company’s $55 million revolving credit facility with Bank of America, N.A., which was due to mature on January 13, 2013. The Company also announced that, as of November 1, 2012, it has repaid the remaining principal amount ($13.4 million) of its senior secured Term Loan, which was due to mature on March 13, 2013.

Ed Krell, Chief Executive Officer of Destination Maternity Corporation, noted, “We are very pleased to announce our new credit facility with Wells Fargo and the repayment of the remaining balance of our Term Loan (which had an original principal balance of $90 million in March 2007). The repayment of our Term Loan completes a dramatic decrease in our financial leverage which we have accomplished over the past several years. Giving effect to this Term Loan repayment, over the past six years, our total debt has decreased from $118 million to $2 million, and our annual interest expense has decreased from $15 million to less than $1 million. In addition, our new credit facility provides us with continued significant financial and operating flexibility as we continue to execute on our strategic plan.”

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Destination Maternity Corporation is the world’s largest designer and retailer of maternity apparel. In the United States and Canada, as of September 30, 2012, Destination Maternity operates 2,008 retail locations, including 625 stores, predominantly under the tradenames Motherhood Maternity®, A Pea in the Pod®, and Destination Maternity®, and 1,383 leased department locations, and sells on the web through its DestinationMaternity.com and brand-specific websites. Destination Maternity also distributes its Oh Baby by Motherhood® collection through a licensed arrangement at over 1,100 Kohl’s® stores throughout the United States and on Kohls.com. In addition, Destination Maternity is expanding internationally and has exclusive store franchise and product supply relationships in India, the Middle East and South Korea. As of September 30, 2012, Destination Maternity has 119 international franchised locations, including 103 shop-in-shop locations and 16 Destination Maternity branded stores.

The Company cautions that any forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) contained in this press release or made from time to time by management of the Company, including those regarding its debt position, and other results of operations, liquidity and financial condition, and various business initiatives, involve risks and uncertainties, and are subject to change based on various important factors. The following factors, among others, in some cases have affected and in the future could affect the Company's financial performance and actual results and could cause actual results to differ materially from those expressed or implied in any such forward-looking statements: the continuation of the economic recovery of the retail industry in general and of apparel purchases in particular, our ability to successfully manage our various business initiatives, the success of our international business and its expansion, our ability to successfully manage and retain our leased department and licensed relationships and marketing partnerships, future sales trends in our existing store base and through the Internet, unusual weather patterns, changes in consumer spending patterns, raw material price increases, overall economic conditions and other factors affecting consumer confidence, demographics and other macroeconomic factors that may impact the level of spending for maternity apparel, expense savings initiatives, our ability to anticipate and respond to fashion trends and consumer preferences, unanticipated fluctuations in our operating results, the impact of competition and fluctuations in the price, availability and quality of raw materials and contracted products, availability of suitable store locations, continued availability of capital and financing, our ability to hire and develop senior management and sales associates, our ability to develop and source merchandise, our ability to receive production from foreign sources on a timely basis, potential stock repurchases, potential debt prepayments, the continuation of the regular quarterly cash dividend, the trading liquidity of our common stock, changes in market interest rates, war or acts of terrorism and other factors set forth in the Company's periodic filings with the Securities and Exchange Commission, or in materials incorporated therein by reference.